Exhibit 10.46

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

eDiets.com, Inc.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

The purpose of this Amended and Restated Equity Incentive Plan (the “Plan”) is to advance the interests of eDiets.com, Inc. by enhancing its ability to attract, retain and motivate employees and other persons who can make significant contributions to the success of the Company through ownership of shares of the Company’s common stock.

The Plan is intended to accomplish this goal by enabling the Company to grant Awards (as defined below) in the form of options, stock appreciation rights, restricted stock awards, deferred stock awards, unrestricted stock, performance awards, or combinations thereof, as described in greater detail below.

The Plan was originally adopted by the Board of Directors of the Company (as defined below) on September 15, 2004 and approved by the majority of the stockholders of the Company on November 4, 2004. The Plan was amended in 2008 and is now amended and restated effective as of October 7, 2009, the date it was adopted by the Board of Directors of the Company (the “Effective Date”).

ARTICLE I

DEFINITIONS

1.1      General. Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

1.2      Award. “Award” shall mean the grant of an option, deferred stock, restricted stock, unrestricted stock, performance award, stock appreciation right or any combination thereof pursuant to this Plan.

1.3      Award Limit. “Award Limit” shall mean six million (6,000,000) shares of common stock.

1.4      Board. “Board” shall mean the Board of Directors of the Company.

1.5      Code. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.6      Committee. “Committee” shall mean the Committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no Committee is selected. If the Board delegates powers to a Committee, and if the Company is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such Committee shall consist of not less than two (2) members of the Board, each member of which must be a “non-employee director” within the meaning of Rule 16b-3. The failure of any Committee member to qualify as a “non-employee director” shall not otherwise affect the validity of an Award. If the Company is or becomes subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Award pursuant to the Plan or any similar plan of the Company or any affiliate while serving on the Committee unless the Board determines that the grant of such Award satisfies Rule 16b-3.

Notwithstanding anything herein to the contrary, and insofar as the Board determines that it is necessary in order for compensation recognized by Participants pursuant to the Plan to be fully deductible to the Company for federal income tax purposes, each member of the Committee also shall be an “outside director” (as defined in regulations or other guidance issued by the Internal Revenue Service under Code Section 162(m)).

1.7      Company. “Company” shall mean eDiets.com, Inc., a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed, or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

1.8      Disability or Disabled. “Disability or Disabled” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

1.9      Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.10    Fair Market Value. “Fair Market Value” of a share of common stock as of a given date shall be (i) the closing price of a share of common stock on such date on the principal exchange on which shares of common stock are then trading, if any, or if shares were not traded on such date, then on the closest preceding date on which a trade occurred, or (ii) if the common stock is not traded on an exchange, the closing price for the common stock on such date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or (iii) if the common stock is not publicly traded, the Fair Market Value of a share of common stock on such date as established by the Committee acting in good faith.

1.12    ISO. “ISO” means an option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

1.11    Participant. “Participant” shall mean an officer, employee, consultant, advisor or director of the Company or of an affiliate who is designated by the Committee as being eligible to receive Awards under the Plan and to whom an Award is granted under the Plan.

1.12    Plan. “Plan” shall mean this eDiets.com, Inc. Amended and Restated Equity Compensation Plan, as amended from time to time.

1.13    Shares. “Shares” or “shares” shall mean the following shares of the capital stock of the Company as to which Awards have been or may be granted under the Plan: treasury shares or authorized but unissued common stock $.001 par value, or any share of capital stock into which the shares are changed or for which they are exchanged within the provision of the Plan.

1.14    Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

1.15    Termination. “Termination” shall mean the time when a Participant ceases to be an officer, employee, consultant, advisor or director of the Company or an affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, failure to be elected, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment, continuing employment or retention of the Participant as a consultant or advisor by the Company or an affiliate, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company with the Participant. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination, including, but not by way of limitation, the question of whether a Termination resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations; provided, however, that, with respect to ISOs, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purpose of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under such Section. Notwithstanding any other provision of this Plan, the Company has an absolute and unrestricted right to terminate an employee’s employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

ARTICLE II

SHARES SUBJECT TO PLAN

2.1      Shares Subject to Plan.

(a)        The shares subject to options, awards of restricted stock, performance awards, awards of deferred stock, unrestricted stock or stock appreciation rights shall be the Company’s common stock, $.001 par value. The aggregate number of shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed six million (6,000,000), subject to adjustment as provided in Section 10.3. The shares issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares. To the extent an Award terminates, expires or lapses for any reason or an Award is settled in cash without the delivery of shares to the Participant, then any shares of common stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Any shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award (other than an ISO) shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of common stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries shall not be counted against shares of common stock available for grant pursuant to the Plan. The payment of dividend equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 2.1(a), no shares of common stock may again be optioned, granted or awarded if such action would cause an ISO to fail to qualify as such under Section 422 of the Code.

(b)        The maximum number of shares which may be subject to options or stock appreciation rights granted under the Plan shall not exceed the limitations set forth in this Section 2.1(b) as follows:

(i)      Subject to adjustment as provided in Section 10.3, the maximum number of shares as to which options may be granted in any one calendar year shall be 2,000,000 and the maximum number of shares subject to stock appreciation rights granted in any one calendar year shall also be 2,000,000. These limits shall be construed and applied in a manner that is consistent with the rules under Section 162(m) of the Code.

(ii)     Subject to adjustment as provided in Section 10.3, the maximum number of shares subject to performance awards granted in any one calendar year shall be 800,000. This limit shall be construed and applied in a manner that is consistent with the rules under Section 162(m) of the Code.

(iii)    Subject to adjustment as provided in Section 10.3, the maximum number of shares that may be issued in any one calendar year, in the aggregate, pursuant to the exercise of options that do not qualify as ISOs under Section 422(b) of the Code shall be 3,000,000 and the maximum number of shares that may be issued in any one calendar year, in the aggregate, pursuant to the exercise of stock options that qualify as ISOs shall also be 3,000,000; provided, that the foregoing maximum limits shall not be construed to permit more than the maximum number of shares described at (a) above (as the same may be adjusted as provided in Section 10.3) to be issued in the aggregate pursuant to all Awards.

(c)        If and only to the extent required by Section 162(m) of the Code:

(i)      Shares subject to options which are canceled shall be counted against the Award Limit.

(ii)     If, after grant of an option, the price of shares subject to such option is reduced, the transaction shall be treated as a cancellation of the option and a grant of a new option and both the option deemed to be canceled and the option deemed to be granted shall be counted against the Award Limit.

(iii)    If, after grant of a stock appreciation right, the base amount on which stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Company’s common stock, the transaction shall be treated as a cancellation of the stock appreciation right and a grant of a new stock appreciation right and both the stock appreciation right deemed to be canceled and the stock appreciation right deemed to be granted shall be counted against the Award Limit.

2.2      Unexercised Options and Other Rights. Consistent with the provisions of Section 162(m) of the Code, as from time to time applicable, to the extent that (i) an option expires or is otherwise terminated without being exercised, or (ii) any shares of stock subject to any restricted stock, deferred stock or performance award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards under the Plan.

ARTICLE III

GRANTING OF OPTIONS

3.1      Eligibility. Any officer, employee, consultant, advisor or director shall be eligible to be granted an option.

3.2      Granting of options.

(a)        The Committee shall from time to time, in its absolute discretion:

(i)      Select which Participants shall be granted options;

(ii)     Subject to the Award Limit, determine the number of shares subject to such options;

(iii)    Determine whether such options are to be ISOs or non-qualified stock options and whether such options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

(iv)    Determine the terms and conditions of such options, consistent with this Plan; provided, however, that the terms and conditions of options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b)        The Committee shall instruct the secretary of the Company to issue such options and may impose such conditions on the grant of such options as it deems appropriate, including substitution or replacement of awards, cancellation and replacement or other adjustments to the Award, including but not limited to the strike price. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an option that the Participant surrender for cancellation some or all of the unexercised options, awards of restricted stock, deferred stock, performance awards, stock appreciation rights, or unrestricted stock or other rights which have been previously granted to such Participant under this Plan or otherwise. To the extent it complies with Section 409A of the Code, an option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered option or other award.

3.3      Special Rules Applicable to ISOs.

(a)        No person may be granted an ISO under this Plan if such person, at the time the ISO is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless such ISO conforms to the applicable provisions of Section 422 of the Code.

(b)        No ISO shall be granted unless such option, when granted, qualifies as an “incentive stock option” under Section 422 of the Code. No ISO shall be granted to any person who is not an employee.

(c)        Any ISO granted under this Plan may be modified by the Committee to disqualify such option from treatment as an “incentive stock option” under Section 422 of the Code.

(d)        To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Participant during any calendar year (under the Plan and all other incentive stock option plans of the Company) exceeds $100,000, such options shall be treated as non-qualified options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of this Section 3.3(d), the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.

(e)        Notwithstanding anything to the contrary, no shares may again be options, granted or awarded under the Plan if such action would cause an ISO to fail to qualify as such under Section 422 of the Code.

ARTICLE IV

TERMS OF OPTIONS

4.1      Option Agreement. Each option shall be evidenced by a written stock option agreement, which shall be executed by the Participant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Stock option agreements evidencing options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock option agreements evidencing incentive stock options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.2      Option Price. The price per share of the shares subject to each option shall be set by the Committee; provided, however, that such price shall be no less than 100% of the Fair Market Value of a share of common stock on the date the option is granted (110% of the Fair Market Value of a share of common stock on the date such option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company). Notwithstanding the foregoing, to the extent it complies with Section 409A of the Code, if options are granted under the Plan as a result of the Company’s assumption or substitution of options issued by any acquired, merged or consolidated entity, the exercise price for such options shall be the price determined by the Committee pursuant to the conversion terms applicable to the transaction. After an option is granted, the exercise price shall not be reduced.

4.3      Option Term. The term of an option shall be set by the Committee in its discretion; provided, however, that, in the case of ISOs, the term shall not be more than ten (10) years from the date the ISO is granted, or five (5) years from such date if the ISO is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company.

4.4      Option Vesting and Exercisability. Stock options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. The Committee may provide, in its discretion, that any stock option shall be exercisable only in installments, and the Committee may waive such installment exercise provisions at any time in whole or in part based on such factors as the Committee may determine, in its sole discretion, including but not limited to in connection with any “change in control” of the Company, as defined in any stock option agreement.

ARTICLE V

EXERCISE OF OPTIONS

5.1      Partial Exercise. An exercisable option may be exercised in whole or in part. However, an option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the option, a partial exercise be with respect to a minimum number of shares.

5.2      Manner of Exercise. All or a portion of an exercisable option shall be deemed exercised upon delivery of all of the following to the secretary of the Company or the secretary’s office:

(a)        A written notice complying with the applicable rules established by the Committee stating that the option, or a portion thereof, is to be exercised. The notice shall be signed by the Participant or other person then entitled to exercise the option or such portion;

(b)        Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)        In the event that the option shall be exercised pursuant to Section 10.1 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the option; and

(d)        Full cash payment to the secretary of the Company for the shares with respect to which the option, or portion thereof, is exercised. However, at the discretion of the Committee, the terms of the option may allow payment, in whole or in part, through the delivery of shares of common stock owned by the Participant, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof. In the case of a promissory note, the Committee may also prescribe the form of such note, the security to be given for such note and the rate of interest, if any, that the note shall bear. The option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law, and any such note or loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

5.3      Conditions to Issuance of Stock Certificate. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any option or portion thereof prior to fulfillment of all of the following conditions:

(a)        The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b)        The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c)        The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d)        The lapse of such reasonable period of time following the exercise of the option as the Committee may establish from time to time for reasons of administrative convenience; and

(e)        The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

5.4      Rights as Stockholders. The holders of options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of an option unless and until certificates representing such shares have been issued by the Company to such holders.

5.5      Ownership and Transfer Restrictions. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an option as it deems appropriate. Any such restriction shall be set forth in the respective stock option agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Participant to give the Company prompt notice of any disposition of shares of common stock acquired by exercise of an incentive stock option within (i) two years from the date the option was granted or (ii) one year after the transfer of such shares to the Participant. The Committee may direct that the certificates evidencing shares acquired by exercise of an option refer to such requirement to be given prompt notice of disposition.

ARTICLE VI

AWARD OF RESTRICTED STOCK

6.1      Award of Restricted Stock.

(a)        The Committee shall from time to time, in its absolute discretion, select which Participants shall be awarded restricted stock, and determine the purchase price, if any, and other terms and conditions applicable to such restricted stock, consistent with this Plan.

(b)        The Committee shall establish the purchase price, if any, and form of payment for restricted stock, including any consideration required by applicable law. The Committee shall instruct the secretary of the Company to issue such restricted stock and may impose such conditions on the issuance of such restricted stock as it deems appropriate.

6.2      Restricted Stock Agreement. Restricted stock shall be issued only pursuant to a written restricted stock agreement, which shall be executed by the selected Participant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

6.3      Rights as Stockholders. Upon delivery of the shares of restricted stock to the escrow holder pursuant to Section 6.5, the restricted stockholder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to such shares, subject to the restrictions in the restricted stockholder’s restricted stock agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the common stock shall be subject to the restrictions set forth in Section 6.4.

6.4      Restriction. All shares of restricted stock issued under this Plan (including any shares received by holders thereof with respect to shares of restricted stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual restricted stock agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that by a resolution adopted after the restricted stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the restricted stock agreement. Restricted stock may not be sold or encumbered until all restrictions are terminated or expire.

6.5      Escrow. The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing restricted stock until all of the restrictions imposed under the restricted stock agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

6.6      Legend. In order to enforce the restrictions imposed upon shares of restricted stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of restricted stock that are still subject to restrictions under restricted stock agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

ARTICLE VII

PERFORMANCE AWARDS, DEFERRED STOCK, UNRESTRICTED STOCK

7.1      Performance Awards.

(a)        Any Participant selected by the Committee may be granted one or more performance awards. The value of such performance awards may be linked to the market value, book value, net profits or other measure of the value of common stock or other specific Performance Criteria (as defined in Section 7.1(c) below) determined appropriate by the Committee, or may be based upon the appreciation in the market value, book value, net profits or other measure of the value of a specified number of shares of common stock over a fixed period or periods determined by the Committee. Performance conditioned awards are subject to the following:

(b)        Any performance award shall be intended to qualify as performance-based for purposes of Section 162(m) of the Code. In the case of any performance award to which this Section 7.1(b) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such performance awards, the Committee will establish, in writing, one or more specific Performance Criteria (as defined below) no later than ninety (90) days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). The Performance Criteria so established shall serve as a condition to the grant, vesting or payment of the performance award, as determined by the Committee. Prior to grant, vesting or payment of the performance award, as the case may be, the Committee will certify whether the Performance

Criteria have been attained and such determination will be final and conclusive. If the Performance Criteria with respect to the Award are not attained, no other Award will be provided in substitution of the performance award. No performance award to which this Section 7.1(b) applies may be granted after the first meeting of the stockholders of the Company held in 2014 until the performance measures described in Section 7.1(c) below (as the same may be amended) have been resubmitted to and re-approved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(c)        For purposes of this Section 7.1, “Performance Criteria” are specified criteria, other than the mere performance of services or the mere passage of time the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, a Performance Criterion means an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion measure and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. Any Performance Criterion based on performance over a period of time shall be determined by reference to a period of not less than one year. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Code, the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

7.2      Unrestricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant or sell shares of fully vested and unrestricted stock in such amounts and for such consideration, if any, as the Committee shall determine; provided, that the aggregate number of shares of unrestricted stock that may be granted or sold for a purchase price that is less than their fair market value, unless granted in lieu of cash compensation equal to such fair market value, shall not exceed 360,000 shares.

7.3      Deferred Stock. Subject to compliance with Section 409A of the Code, any Participant selected by the Committee may be granted an award of deferred stock in the manner determined from time to time by the Committee. The number of shares of deferred stock shall be determined by the Committee and may be linked to the market value, book value, net profits or other measure of the value of common stock or other specific Performance Criteria determined appropriate by the Committee. Common stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or Performance Criteria set by the Committee. Unless otherwise provided by the Committee, a grantee of deferred stock shall have no rights as a Company stockholder with respect to such deferred stock until such time as the award has vested and the common stock underlying the award has been issued.

7.4      Performance Award Agreement, Deferred Stock Agreement, Unrestricted Stock Agreement. Each performance award, award of deferred stock and/or unrestricted stock shall be evidenced by a written agreement, which shall be executed by the Participant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

7.5      Term. The term of a performance award, award of deferred stock and/or unrestricted stock shall be set by the Committee in its discretion.

7.6      Payment on Exercise. Payment of the amount determined under Sections 7.1, 7.2 or 7.3 above shall be in cash, in common stock or a combination of both, as determined by the Committee. To the extent any payment under this Article VII is effected in common stock, it shall be made subject to satisfaction of all provisions of Section 5.3.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

8.1      Grant of Stock Appreciation Rights. Subject to the Award Limit, a stock appreciation right may be granted to any Participant selected by the Committee. A stock appreciation right may be granted (i) in connection and simultaneously with the grant of an option, (ii) with respect to a previously granted option, or (iii) independent of an option. A stock appreciation right shall be subject to such terms and conditions not inconsistent with this Plan as the Committee shall impose, and shall be evidenced by a written stock appreciation right agreement, which shall be executed by the Participant and an authorized officer of the Company. The Committee, in its discretion, may determine whether a stock appreciation right is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and stock appreciation right agreements evidencing stock appreciation rights intended to so qualify shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a stock appreciation right that the Participant surrender for cancellation some or all of the unexercised options, awards of restricted stock, deferred stock, performance awards or stock appreciation rights or other rights which have been previously granted to him or her under this Plan or otherwise. A stock appreciation right, the grant of which is conditioned upon such surrender, may not have an exercise price lower than the exercise price of the surrendered option or other award, may not cover a greater number of shares as such surrendered option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered option or other award.

8.2      Coupled Stock Appreciation Rights.

(a)        A coupled stock appreciation right (“CSAR”) shall be related to a particular option and shall be exercisable only when and to the extent the related option is exercisable.

(b)        A CSAR may be granted for no more than the number of shares subject to the simultaneously or previously granted option to which it is coupled.

(c)        A CSAR shall entitle the Participant (or other person entitled to exercise the option pursuant to this Plan) to surrender to the Company unexercised a portion of the option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the option exercise price from the Fair Market Value of a share of common stock on the date of exercise of the CSAR by the number of shares of common stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

8.3      Independent Stock Appreciation Rights.

(a)        An independent stock appreciation right (“ISAR”) shall be unrelated to any option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of common stock as the Committee may determine. The exercise price per share of common stock subject to each ISAR shall be set by the Committee.

(b)        An ISAR shall entitle the Participant (or other person entitled to exercise the ISAR pursuant to this Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of common stock on the date of exercise of the ISAR by the number of shares of common stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

8.4      Payment and Limitations on Exercise. Payment of the amount determined under Sections 8.2(c) and 8.3(b) above shall be in cash, in common stock (based on its Fair Market Value as of the date the stock appreciation right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in common stock it shall be made subject to satisfaction of all provisions of Section 5.3.

ARTICLE IX

ADMINISTRATION

9.1      Committee. The Committee shall consist of two or more directors appointed by and holding office at the pleasure of the Board. To the extent applicable, the members of the Committee shall each be an “outside director” as defined under Section 162(m) of the Code and a “non-employee director” as defined under Rule 16b-3. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

9.2      Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which options, awards of restricted stock, deferred stock, unrestricted stock, performance awards or stock appreciation rights are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant or award under this Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to ISOs shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding any other provision of this Plan other than Section 10.3, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any repricing of any previously granted option by: (i) amending or modifying the terms of the option to lower the exercise price; (ii) canceling the option and granting replacement options having a lower exercise price in exchange; (iii) repurchasing the options and granting new options under this Plan; or (iv) taking any other action that is treated as a “repricing” under generally accepted accounting principles.

9.3      Majority Rule. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

9.4      Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, options, awards of restricted stock or unrestricted stock, deferred stock, performance awards or stock appreciation rights, and all members of the Committee shall be fully protected and indemnified by the Company in respect of any such action, determination or interpretation.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1      Not Transferable. No option may be transferred by the Participant other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order, and during the Participant’s lifetime the option may be exercised only by him or her; provided, however, that the Board of Directors or the Committee, as applicable, in its discretion, may allow the transfer of non-qualified stock options for no value by the Participant to “Immediate Family Members.” The phrase “Immediate Family Members” means children, grandchildren, spouse or common law spouse, siblings or parents of the Participant or to bona fide trusts, partnerships or other entities controlled by and of which the beneficiaries are Immediate Family Members of the Participant. Any option grants that are transferable are further conditioned on the Participant and Immediate Family Members agreeing to abide by the Company’s then current stock option transfer guidelines. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

10.2      Amendment Suspension or Termination of this Plan. This Plan shall terminate immediately following the tenth (10th) anniversary of the Effective Date. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Committee, no action of the Committee may, except as provided in Section 10.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or modify the Award Limit, and no action of the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of, alter or impair any rights or obligations under any Award theretofore granted, unless the Award itself otherwise expressly so provides. No Award may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any ISO be granted under this Plan after the first to occur of the following events:

(a)        The expiration of ten (10) years from the Effective Date; or

(b)        The expiration of ten (10) years from the date the Plan is approved by the Company’s stockholders under Section 10.4.

10.3      Changes in Common Stock or Assets of the Company. In the event that the outstanding shares of common stock are hereafter changed into or exchanged for cash or a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares or other change in the common stock, appropriate adjustments shall be made by the Committee in the number and kind of shares for which options, restricted stock awards, performance awards, stock appreciation rights, unrestricted stock awards or deferred stock awards may be granted, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and of the Award Limit described in Section 1.3.

In the event of such a change or exchange, other than for shares or securities of another corporation or by reason of reorganization, the Committee shall also make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding options, performance awards or stock appreciation rights, or portions thereof then unexercised, shall be exercisable and in the number and kind of shares of outstanding restricted stock, unrestricted stock or deferred stock. Such adjustment shall be made with the intent that after the change or exchange of shares, each Participant’s proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Award may include a necessary or appropriate corresponding adjustment in the exercise price, but shall be made without change in the total price applicable to the Award, or the unexercised portion thereof (except for any change in the aggregate price resulting from rounding-off of share quantities or prices).

Where an adjustment of the type described above is made to an ISO under this Section 10.3, the adjustment will be made in a manner which will not be considered a “modification” under the provisions of Section 424(h)(3) of the Code.

Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination, or other adjustment or event which results in shares of common stock being exchanged for or converted into cash, securities or other property, the Company will have the right to terminate this Plan as of the date of the exchange or conversion, in which case all options, rights and other awards under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

10.4      Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company’s stockholders within (12) twelve months after the date of the Board’s initial adoption of this

Plan. Awards may be granted prior to such stockholder approval, provided that such Awards shall not be exercisable nor shall vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted under this Plan shall thereupon be canceled and become null and void.

10.5      Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any option, restricted stock, deferred stock, performance award, stock appreciation right or unrestricted stock. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Participant to elect to have the Company withhold shares of common stock (or allow the return of shares of common stock) having a Fair Market Value equal to the sums required to be withheld.

10.6      Loan. To the extent permitted by applicable law, the Committee may, in its discretion, extend one or more loans in connection with the exercise or receipt of an option, performance award or stock appreciation right, granted under this Plan, or the issuance of restricted stock, unrestricted stock or deferred stock awarded under this Plan. The terms and conditions of any such loan shall be set by the Committee.

10.7      Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, any option, performance award, stock appreciation right granted, or restricted stock, unrestricted stock or deferred stock awarded, to a Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule, and this Plan shall be deemed amended to the extent necessary to conform to such limitations. Furthermore, notwithstanding any other provision of this Plan, any option or stock appreciation right intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

10.8      Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for employees of the Company or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

10.9      Compliance with Laws. This Plan, the granting and vesting of options, restricted stock awards, unrestricted stock awards, deferred stock awards, performance awards or stock appreciation rights under this Plan and the issuance and delivery of shares of common stock and the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the

Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, options, restricted stock awards, unrestricted stock awards, deferred stock awards, performance awards, or stock appreciation rights granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

10.10    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

10.11    Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

10.12    Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the award agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or guidance that may be issued after the date hereof. Notwithstanding any provision of the Plan to the contrary, in the event that following the date hereof the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Committee may adopt such amendments to the Plan and the applicable award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.